    Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) of our reports dated February 24, 2026, with respect to the consolidated financial statements of Shoals Technologies Group, Inc. and the effectiveness of internal control over financial reporting of Shoals Technologies Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Nashville, Tennessee
February 25, 2026